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                                                                EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


The Board of Directors
Emerald Financial Corp.:

We consent to the incorporation by reference in the Registration Statement No. 333-27373 of Emerald Financial Corp. of our report dated May 14, 1999, relating to the statements of net assets available for benefits of The Strongsville Savings Bank 401(k) Retirement Savings Plan as of December 31, 1998 and 1997, and the related statement of changes in net assets available for benefits for the year ended December 31, 1998, which report appears in Form 11-K of The Strongsville Savings Bank 401(k) Retirement Savings Plan.



KPMG LLP

Cleveland, Ohio
June 30, 1999





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